Exhibit 99.1

Royal Gold Completes Sandstorm Gold and Horizon Copper Acquisitions to Create a Premier Growth Company in the Gold Streaming and Royalty Sector
•Transactions increase Royal Gold’s scale, diversification and potential for organic growth, and the strong balance sheet and cash flow of the combined company position Royal Gold to grow and invest in precious metals
DENVER, COLORADO. October 20, 2025: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today the closing of the previously announced acquisitions of Sandstorm Gold Ltd. (“Sandstorm” and the “Sandstorm Transaction”) and Horizon Copper Corp. (“Horizon” and the “Horizon Transaction”), which add significantly to Royal Gold’s world-class diversified portfolio of precious metal stream and royalty interests.
“These acquisitions fit our strategic goal of acquiring high-quality and long-life precious metals assets in mining-friendly jurisdictions, and I believe the addition of the Sandstorm and Horizon interests creates a global portfolio of precious metals interests that is unmatched in terms of diversification, development and organic growth potential, and exploration optionality,” commented Bill Heissenbuttel, President and CEO of Royal Gold. “Royal Gold has a 40+ year history of consistently executing a strategy of disciplined growth in gold, and with these transactions, we are firmly positioned as a leading North American precious metal streaming and royalty company with the balance sheet and liquidity to continue to grow and invest in precious metals. We look forward to demonstrating the strength of the combined company over the coming months as we integrate the Sandstorm and Horizon interests into the Royal Gold portfolio.”
Royal Gold issued approximately 18.6 million shares of common stock to Sandstorm shareholders to complete the Sandstorm Transaction, increasing its outstanding share count to approximately 84.4 million shares. Royal Gold maintains the lowest share count of all the companies represented in the GDX1.
Royal Gold drew $450 million on its $1.4 billion revolving credit facility in order to repay the outstanding debt assumed with the acquisition of Sandstorm and to fund the approximately $126 million in cash consideration paid to the shareholders of Horizon (excluding Sandstorm). As of October 20, 2025, Royal Gold has $1.225 billion drawn on the revolving credit facility, leaving $175 million undrawn and available. We estimate repayment of the outstanding borrowings could occur within two years assuming current metal prices and the absence of further business development related investments.
Next Steps
Sandstorm notified the Toronto Stock Exchange and the New York Stock Exchange of the completion of the acquisition and requested that the exchanges delist Sandstorm’s common shares, which common shares ceased trading on the exchanges prior to the opening of trading today. Royal Gold is in the process of applying for Sandstorm to cease to be a reporting issuer under applicable Canadian and United States securities laws and to otherwise terminate Sandstorm’s public reporting requirements.
Horizon notified the TSX Venture Exchange of the completion of the acquisition and requested that the TSX Venture Exchange delist Horizon’s common shares, which common shares ceased trading on the TSX Venture Exchange prior to the opening of trading today. Royal Gold is in the process of applying for Horizon to cease to be a reporting issuer under applicable Canadian securities laws and to otherwise terminate Horizon’s public reporting requirements.
1 GDX refers to the VanEck Gold Miners ETF, which seeks to replicate the performance of the MarketVector Global Gold Miners Index (MVGDXTR).

Corporate Profile
Royal Gold is a high-margin, large-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value and income investors with exposure to the metals and mining industry. The Company’s website is located at www.royalgold.com.

For further information, please contact:

Alistair Baker
Senior Vice President, Investor Relations and Business Development
(303) 573-1660

Forward-Looking Statements: This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: the expected benefits of the Sandstorm and Horizon Transactions (together, the “Transactions”), including the increased potential for growth; future investments by the Company; and the timing for repayment of the Company’s outstanding borrowings.

Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: changes in the price of gold, silver, copper or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; the ultimate timing, outcome, and results of integrating the operations of Royal Gold, Sandstorm and Horizon; failure to realize the anticipated benefits and synergies from the Transactions in the timeframe expected or at all; risks associated with joint venture interests acquired as part of the Transactions; changes of control of properties or operators; contractual issues involving our stream or royalty agreements; the timing of deliveries of metals from operators and our subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value, and complete investments, acquisitions or other transactions; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the SEC, including Item 1A, Risk Factors of our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.

Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

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